UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 3, 2008

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of an Acquisition or Disposition of Assets

As of April 10, 2008, the registrant has not received the agreed upon shares of Octavian International Limited due to certain regulatory delays in the Cypress government which is the jurisdiction that administers the share registration and transfer of Emperor Limited, the legal owner of Octavian.  Accordingly, the registrant has announced that the acquisition of Octavian International Limited has not been completed.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On April 3, 2008, the Company received notices of acceleration under certain outstanding Amended and Restated Variable Rate Convertible Debentures due March 2009 from three of the debentureholders and subsequently received further acceleration notices from all but one of the other debentureholders.  The debentures were originally issued in a private placement in March 2006.  Pursuant to the terms of the debentures, the registrant was obligated to make monthly redemption payments commencing on January 1, 2007, and monthly interest payments commencing on March 1, 2007, until the debentures are redeemed in full.

As of the date of the notices, the registrant was in default in the payment of the monthly interest and redemption amount on the debentures, which entitles the holders thereof to accelerate the maturity of all amounts due under the debentures.  In accordance with the terms of the debentures, these holders have demanded immediate payments in cash of the outstanding principal amount of the debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration at the mandatory default rate.  The registrant has calculated this amount as of the date of this Current Report to be $5,323,052.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 1, 2008, the registrant received notification from Daniel Lui that effective immediately, has resigned from his position as Chief Financial Officer of PacificNet and other positions with PacificNet’s subsidiaries.  There were no disagreements between Mr. Lui and the registrant on any matter relating to the registrant’s operations, policies or practices, which resulted in his resignation.  Mr. Lui has agreed to remain with the registrant until April 30, 2008 to assist in transition issues.

The Board of Directors of the registrant has appointed Phillip Wong to serve as Chief Financial Officer.  Mr. Wong has served as president of Shenzhen G-Lot Technology Limited, a leading provider of lottery technology and systems in China serving the Welfare and Sports Lottery markets. Mr. Wong was formerly the General Manager of Jademan – Culturecom, a company listed on the Hong Kong Stock Exchange. Mr. Wong has a Post Graduate Diploma in General Management from Macquarie University of Australia. He is also a Fellow of the Chartered Institute of Management Accountants of the UK since 1986 as well as a Fellow of the Hong Kong Institute of Certified Public Accountants. Mr. Wong was awarded the Ten Outstanding Young Persons' Award in Hong Kong and was elected Vice-Chairman of the Ten Outstanding Young Persons Association in the late 1980's.

Mr. Wong has not had a direct or indirect material interest in any transaction or series of transaction since the beginning of PacificNet’s last fiscal year, or any currently proposed transaction or series of similar transactions to which PacificNet or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is furnished herewith:

99.1 Press release dated April 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

By: /s/ Victor Tong
Name: Victor Tong
Title:    President

Dated: April 14, 2008